UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

____________________________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2018

GREENWAY TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Texas
(State or other jurisdiction of incorporation or organization)

000-55030 (Commission File Number)	90-0893594 (IRS Employer Identification No.)
8851 Camp Bowie West Boulevard, Suite 240 Fort Worth, Texas (Principal executive offices)	76116 (Zip Code)

(817) 346-6900
(Registrant’s telephone number, including area code)

_____________________________________________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]       Written communications pursuant to Rule 425 under the Securities Act

[ ]       Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ]       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ]       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 ( §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 ( § 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Departure of Directors or Certain Officers

On May 10, 2018, D. Patrick Six, President and Chief Financial Officer of the Company resigned his position as President and Chairman of the Board of Greenway Technologies, Inc. Mr. Six will remain as a board member.

(c) Appointment of Certain Officers

On May 10, 2018 (the “Effective Date”), the Board voted to accept Mr. Six’s resignation and to appoint John Olynick as President of the Company, pursuant to an employment agreement as discussed further herein. Mr. Olynick, 70, brings over 40 years of experience in senior management positions at industry leading technology corporations including Digital Equipment Corp, CISCO Systems, Inc. and Philips Electronics. Over his career, John has helped build businesses and has led turnarounds including serving as CEO and Chairman of the Board of an Arizona-based public company that grew both organically and through acquisition under his leadership. Since July 2017, he has been assisting the Company as a business development consultant with a focus on securing operational funding and developing joint venture partnerships. He is a graduate of the New York University School of Engineering and the Harvard Business School Professional Development program.

On May 10, 2018, Ransom Jones was engaged as Chief Financial Officer of the Company, as well as Secretary and Treasurer, pursuant to an employment agreement as discussed further herein. Mr. Jones, 69, brings over 40 years of financial expertise and diverse business experience. He is a retired partner of KPMG Peat Marwick and former Chief Financial Officer of two publicly traded corporations, Western Preferred Corporation and El Paso Refining, Inc. Jones has also served as an officer of some of the largest and most prestigious global financial institutions including Goldman Sachs, Citicorp, ABN-AMRO Bank, and AIG. Mr. Jones had previously served as President and Chief Financial Officer of UMED Holdings, Inc. nka Greenway Technologies, Inc., ended April 2017. He graduated from the University of Texas at El Paso in 1971 with a BBA, Accounting.

Compensatory Arrangements of Certain Officers

The Company has entered into employment agreements with John Olynick, as President and Ransom Jones, as Chief Financial Officer, respectively. The terms and conditions of their employment agreements are identical. John Olynick, our President earns a salary of $120,000 per year. Ransom Jones, our Chief Financial Officer, earns a salary of $120,000 per year. Mr. Jones also serves as the Company’s Secretary and Treasurer. During each year that their Agreements are in effect, they are each entitled to receive a bonus (“Bonus”) equal to at least Thirty-Five Thousand Dollars ($35,000) per year. They are also entitled to certain additional stock grants based on the performance of the Company during the term of their employment. The Bonus shall be payable, first in a cash lump sum payment of Fifteen-Thousand Dollars ($15,000) at the conclusion of their first six (6) months of employment, and an additional Twenty-Thousand Dollars ($20,000) no later than thirty (30) days after the end of their first twelve (12) months of employment by the Company, such Bonus being subject to increases based upon the reasonable discretion of the majority of the board of directors of the Company or the designated committee(s) thereof. They are each entitled to a grant of common stock (the “Stock Grant”) on the Effective Date equal to 250,000 shares each of the Company’s Common Stock, par value $.0001 per share (the “Common Stock”), such shares vesting immediately. They are also entitled to participate in the Company’s benefit plans. Their employment agreements can be terminated, among the other things, by the Company with or without cause or by the employees at any time during their term upon sixty (60) days’ notice. Their employment agreements also contain customary provisions of confidentiality and non-competition and non-solicitation.

The foregoing summary of the Employment Agreements is qualified in its entirety by reference to the Employment Agreements, copies of which are filed as Exhibit 10.01 and 10.02 to this report and are incorporated herein by reference.

(d) Election of a Director

On May 10, 2018, Raymond Wright, the current President of Greenway Innovative Energy, Inc., (“GIE”) a wholly-owned subsidiary of the Company, was elected Chairman of the Board by a majority vote of the Board of Directors. Mr. Wright, 81, has served as the President of GIE since August 2012. Prior to Greenway, Mr. Wright was a co-founder of DFW Genesis in 2009, where he began working on the natural gas to liquid (GTL) processing through 2012, when he and the late Dr. Conrad Greer formed Greenway Innovative Energy, Inc. to continue working on the GTL process independently. Previously, Mr. Wright worked as a senior manager at Dallas-based Texas Instruments (NYSE: TI) managing operations and opening up new markets for TI in Europe.

On May 10, 2018, Peter Hauser was appointed to the board as a director. Mr. Hauser’s appointment expands the Board to seven (7) active directors. Mr. Hauser, 63, joins current directors, Raymond Wright, Chairman, D. Patrick Six, T. Craig Takacs, Kent Harer, Kevin Jones, and Ransom Jones. Mr. Hauser brings over 40 years of business experience and has been working with GWTI and Greenway Innovative Energy as a business consultant since April of 2017. Mr Hauser has spent most of his career in sales and management positions in the information technology industry supporting the mission of government agencies in positions at EMC Corporation, Storage Technology Corporation, and others. He earned a BA in English/Journalism from Lehigh University, as well as an MS in Management from Rensselaer Polytechnic Institute at Hartford, Connecticut.

There are no related party transactions involving Mr. Hauser that are reportable under Item 404(a) of Regulation S-K. There is no arrangement or understanding between Mr. Hauser and any other person pursuant to which Mr. Hauser was selected as a director. There are no family relationships among any of the Company’s directors, executive officers and Mr. Hauser. There are no material plans, contracts or arrangements to which Mr. Hauser is a party nor in which he participates nor has there been any material amendment to any plan, contract or arrangement by virtue of Mr. Hauser’s appointment. Mr. Hauser is a current stockholder of the Company.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Bylaw Amendments

Effective as of May 10, 2018, the Board, by the affirmative vote of at least a majority of its members, voted to amend Article Two, Section 2.12 of the Company’s Bylaws, as amended to date, to read in its entirety as follows:

“2.12. NUMBER OF DIRECTORS. The number of Directors of this Corporation shall be seven (7). No Director need be a resident of Texas or a Shareholder. The number of Directors may be increased or decreased from time to time by amendment to these Bylaws. Any decrease in the number of Directors shall not have the effect of shortening the tenure which any incumbent Director would otherwise enjoy.”

Effective as of May 10, 2018, the Board, by the affirmative vote of at least a majority of its members, voted to amend Article Two, Section 2.15(b) of the Company’s Bylaws, as amended to date, to read in its entirety as follows:

“2.15(b) FILLING VACANCIES BY DIRECTORS. Vacancies may be filled temporarily by majority vote of the remaining Directors, though less than a quorum, or by a sole remaining Director. Each Director so elected shall hold office until a qualified successor is elected at the next duly scheduled Shareholders' meeting.”

On May 10, 2018, in accordance with the amended Bylaws of the Company, the Board of Directors (“Board”) appointed Mr. Peter Hauser to the Board of Directors to fill a vacancy on the Board resulting from a duly authorized increase in the size of the Board. Mr. Hauser will serve for a term that commences immediately and expires at the next annual meeting of stockholders, or until his earlier resignation or removal.

Item 7.01.	Regulation FD Disclosure

Attached as Exhibit 99.1 and incorporated by reference herein is a press release dated May 17, 2018 issued by the Company.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit

No. Description

10.01	Employment Agreement, effective May 10, 2018, by and between Greenway Technologies, Inc. and John Olynick.
10.02	Employment Agreement, effective May 10, 2018, by and between Greenway Technologies, Inc. and Ransom Jones.
99.1	Press Release of Greenway Technologies, Inc. dated May 17, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 17, 2018, 2018 GREENWAY TECHNOLOGIES, INC.

By: /s/ Raymond Wright

Raymond Wright, Chairman

Dated May 17, 2018

EXHIBIT INDEX

Number	Description	Method of Filing
10.01	Employment Agreement, effective May 10, 2018, by and between Greenway Technologies, Inc. and John Olynick.	Filed herewith.
10.02	Employment Agreement, effective May 10, 2018, by and between Greenway Technologies, Inc. and Ransom Jones.	Filed herewith.
99.1	Press Release of Greenway Technologies, Inc. dated May 17, 2018.	Filed herewith.